UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 10, 2021

Worksport, LTD

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27631	35-2696895
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3120 Rutherford Road

Suite 414

Vaughan, Ontario, Canada L4K 0B1

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 3.02 Unregistered Sales of Equity Securities.

As discussed in Item 5.02 of this Current Report on Form 8-K, on May 10, 2021, Worksport Ltd., a Nevada corporation (the “Company”), entered into the Employment Agreement (as defined below) with Steven Rossi, the Company’s Chief Executive Officer (the “Executive”).

Pursuant to the terms of the Employment Agreement (as defined below), the Company issued an aggregate of 34,350,697 unregistered shares of common stock, par value $0.0001 per share (the “Common Stock”), to the Executive (the “Shares”), in exchange for the Executive forfeiture of his right to convert his shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), of the Company for 51% of the outstanding Common Stock of the Company.

The Company issued the Shares upon reliance from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) promulgated thereunder in light of the fact that the issuance of the Shares did not involve a public offering of securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2021, the Company entered into an employment agreement with Steven Rossi (the “Employment Agreement”).

The term of the Employment Agreement commenced on May 10, 2021 (the “Effective Date”) and continues until the fifth (5th) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of this Employment Agreement; provided that, on such fifth (5th) anniversary of the Effective Date and each third annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Employment Agreement will be automatically renewed, upon the same terms and conditions, for successive periods of three (3) years (each, a “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date.

Mr. Rossi’s annual base salary will be $300,000 (“Base Salary”) and Mr. Rossi shall be entitled to annual bonus (“Bonus”) equal to 50% of his Base Salary, provided that certain performance goals are met. The performance goals will be established on an annual basis by the Compensation Committee of the Board of Directors of the Company, when constituted.

The Employment Agreement may be terminated by the Company with or without “Cause” (as defined below) or by the Executive with or without “Good Reason” (as defined below).

The term “Cause” includes discharge by Company on account of the occurrence of one or more of the following events:

(i)	Executive’s continued refusal or failure to perform (other than by reason of Disability) Executive’s material duties and responsibilities to Company;

(ii)	a material breach of the Employment Agreement;

(iii)	an intentional and material breach of the Confidential Information, Assignment of Intellectual Property and Restricted Activities sections of the Employment Agreement;

(iv)	willful, grossly negligent or unlawful misconduct by Executive which causes material harm to Company or its reputation;

(v)	any conduct engaged in that is materially detrimental to the business or reputation of Company;

(vi)	Company is directed in writing by regulatory or governmental authorities to terminate the employment of Executive or Executive engages in activities that (i) are not approved or authorized by the Board, and (ii) cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on Company; or

(vii)	a conviction, plea of guilty, or plea of nolo contendere by Executive, of or with respect to a criminal offense which is a felony or other crime involving dishonesty, disloyalty, fraud, embezzlement, theft or similar action(s) (including, without limitation, acceptance of bribes, kickbacks or self dealing), or the material breach of Executive’s fiduciary duties with respect to Company.

The term “Good Reason” generally includes a reduction in the Base Salary, a reduction in job title, position or responsibility, a material breach by the Company of the Employment Agreement, or a material relocation in worksite.

In the event the Employment Agreement is terminated by the Company other than for Cause or by Mr. Rossi for Good Reason, Mr. Rossi will receive an amount equal to his Base Salary at the rate in effect as of the date immediately preceding such termination until the earlier of (i) the expiration date of the Term or (ii) the first anniversary of the date of termination; provided that if the date of termination is after the first anniversary of the Effective Date, Mr. Rossi will receive the Base Salary and accrued benefits for 18 months following the effective date of termination. The Rossi shall also be entitled to receive earned but not paid Bonuses and a any pro-rata portion of the amount of Executive’s Bonus for the year in which termination occurs that would have been payable based on actual performance determined under the terms of the Bonus as then in effect for such year, and expenses incurred through the date of termination and any other benefits accrued but not paid. Notwithstanding the foregoing, Mr. Rossi’s right to receive any unearned compensation is conditioned on Mr. Rossi execution and delivery to the Company a general release of claims.

If the date of termination for Good Reason is after the end of a calendar year but prior to such time as Mr. Rossi’s Bonus, if any, is paid, then Mr. Rossi will receive a Bonus as determined by the Compensation Committee prorated for the time of employment during such year of termination.

Mr. Rossi has the right under the Employment Agreement to terminate his employment for other than Good Reason upon 30 days’ written notice to the Company. If Mr. Rossi terminates the Employment Agreement for other than Good Reason, Mr. Rossi will receive an amount equal to his base salary, earned but not paid plus expenses incurred through the date of termination and any other benefits accrued but not paid.

If a Change in Control (as defined below) occurs and Mr. Rossi’s employment is terminated by the Company for any reason other than Cause or disability or Mr. Rossi terminates for Good Reason, Mr. Rossi will receive a non-prorated severance equal to two times his Base Salary and Bonus for the year of termination and all vested and accrued benefits up to the date of termination. If Mr. Rossi holds any non-vested option awards at the date of termination in connection with a Change in Control, all options not vested will vest and become exercisable until the earlier of three years following termination or the expiration of the options as granted. If Mr. Rossi holds any restricted securities at the date of termination in connection with a Change in Control, all restrictions will lapse and all such securities will be unrestricted, vested and immediately payable. All of Mr. Rossi’s performance-based goals will also be deemed met in connection with termination by Change in Control in calculating bonus and other awards.

The term “Change in Control” generally means a transaction that occurs whereby more than 50% of the Company’s voting power is acquired by a third party, the consummation involving the Company of a merger, consolidation, reorganization or business combination or the sale of substantially all of the Company’s assets to a third party.

Pursuant to the clawback provisions of the Employment Agreement, any amounts payable under the Employment Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

The Employment Agreement provides that the Company shall indemnify the Executive to the fullest extent permitted by law for all amounts (including, without limitation, judgments, fines, settlement payments, expenses and reasonable out-of-pocket attorneys’ fees) incurred or paid by Executive in connection with any action, suit, investigation or proceeding, or threatened action, suit, investigation or proceeding, arising out of or relating to the performance by Executive of services for, or the acting by Executive as a director, officer or Executive of, Company, or any subsidiary of the Company.

The disclosure under Item 3.02 of this Form 8-K is incorporated by reference herein.

The foregoing summary description of the Employment Agreement Letter does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Employment Agreement, dated May 10, 2021, between Worksport Ltd and Steven Rossi

*Management Compensatory Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD

Date: May 11, 2021	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)